Calculation of Filing Fee Tables
S-4
GERMAN AMERICAN BANCORP, INC.
Table 1: Newly Registered and Carry Forward Securities
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, no par value	457(o)	8,774,045		$ 320,320,116.90	0.0001476	$ 47,279.25
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 320,320,116.90		$ 47,279.25
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 47,279.25
Offering Note
[1]	(1) Represents the estimated maximum number of shares of common stock, no par value, of German American Bancorp, Inc. ("GABC" and such shares, the "GABC common stock") to be issued upon the completion of the transactions contemplated by the Agreement and Plan of Reorganization, dated as of July 29, 2024, by and among GABC, Heartland BancCorp ("HLAN"), Heartland Bank, and German American Bank (as may be amended, the "merger agreement" and such transactions contemplated thereby, the "mergers") and is based upon the product of (a) the sum of (i) 2,016,267 shares of common stock, no par value, of HLAN ("HLAN common stock") outstanding as of July 26, 2024, plus (ii) 233,488 shares of HLAN common stock underlying HLAN stock options outstanding as of July 26, 2024, multiplied by (b) the exchange ratio of 3.90 shares of GABC common stock for each share of HLAN common stock. (2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended, and calculated pursuant to Rules 457(c) and 457(f)(1) promulgated thereunder. The proposed maximum aggregate offering price is equal to the product of (i) $142.38, the average of the high and low prices of HLAN common stock, as reported on OTCQX Market on September 4, 2024, and (ii) 2,249,755, the estimated maximum number of shares of HLAN common stock that may be received by GABC and/or cancelled upon consummation of the merger.